EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this amendment no. 1 to the registration statement on Form S-3 of our report dated February 20, 1998, on the financial statements of ObjectSoft Corporation as at December 31, 1997 and for each of the years in the two-year period ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts".



/s/ RICHARD A. EISNER & COMPANY, LLP
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RICHARD A. EISNER & COMPANY, LLP

Florham Park, New Jersey
September 23, 1998